Exhibit 10.11

SETTLEMENT AGREEMENT AND GENERAL MUTUAL RELEASE

This settlement Agreement and General Mutual Release (the “Agreement”) is made and entered into as of February 13, 2012, by and between, on the one hand, Sunpeaks Ventures, Inc. a Nevada corporation (“Sunpeaks”) and, on the other hand, Whetu, Inc. (“Holder”). Sunpeaks and Holder are sometimes referred to herein as “Party” or “Parties”.

RECITALS

A.

Whereas, Holder has lent Sunpeaks funds in the aggregate amount of one hundred seventeen thousand nine hundred eighty six dollars and twenty nine cents ($117,986.29), including any and all accrued and unpaid interest (the “Debt”);

B.

Whereas, Sunpeaks and Holder wish to mutually cancel and terminate the Promissory Note; and,

C.

Whereas, Sunpeaks and Holder have agreed to settle the Principal Amount by issuing fifty million (50,000,000) shares of Sunpeaks restricted common stock (the “Shares”); and

D.

Whereas, as a result of negotiations between Sunpeaks and Holder, the Parties have proposed a resolution  that  they  deem  to  be  fair  and  equitable,  and  by  this  Agreement,  Holder  and  Sunpeaks wish  to compromise, resolve, waive and release any and all claims, known or unknown, by and between them as fully set forth herein which exist or may exist today.

E.

Whereas, each party, without admitting any liability whatsoever, enters into this Agreement to settle all disputes, claims and actions between the Parties, as well as to settle any and all events or relationships between the Parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is acknowledged, the Parties covenant and agree as follows:

A.

Recitals.   The foregoing recitals are true and correct and incorporated by reference herein.

B.

Consideration.   As  full  consideration  for  this  Agreement  hereunder,  and  as  full  and  final satisfaction for the Debt, Holder shall receive fifty million (50,000,000) shares of Sunpeaks common stock, par value $0.001.

C.

Mutual Release.   Holder, on the one hand, and Sunpeaks, on the other hand, for themselves and their respective predecessors, successors, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, attorneys, and all others claiming by or through them hereby release and forever discharge each other and their respective predecessors, successors, affiliated entities, subsidiaries, parent companies, affiliates, officers, directors, principals, partners, employees, executors, beneficiaries, representatives, agents, assigns, and attorneys from any and all actions, causes of action, suits, proceedings, debts, contracts, controversies, agreements, promises, damages, claims and demands of any kind, nature or description, known or unknown, of any kind whatsoever, whether based upon a tort, contract or other theory of recovery, and whether for compensatory damages, punitive damages or other relief in law, equity or otherwise, that any of the Parties has ever had, now has, or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, including without limitation all claims arising out of or relating to the Debt.

D.

Entire Agreement; No Oral Modification.   This Agreement constitutes the complete and entire written  agreement  of  compromise,  settlement  and  release  between  the  Parties  and  constitutes  the  complete expression of the terms of the settlement. All prior and contemporaneous agreements, representations, and negotiations are superseded and merged herein. The terms of this Agreement can only be amended or modified by a writing, signed by duly authorized representatives of all Parties hereto, expressly stating that such modification or amendment is intended.

E.

Authority to Execute.   Each Party executing this Agreement represents that it is authorized to execute this Agreement. Each person executing this Agreement on behalf of an entity, other than an individual executing this Agreement on his or her own behalf, represents that he or she is authorized to execute this Agreement on behalf of said entity.

F.

Voluntary Agreement.   The Parties have read this Agreement, have had the benefit of counsel and freely and voluntarily enter into this Agreement.

G.

Counterparts.   This  Agreement  may  be  executed  in  counterparts  and,  if  so  executed,  each counterpart shall have the full force and effect of an original. Further, a telecopied signature page by any signatory shall constitute an original for all purposes.

H.

Governing Law.   This  Agreement  is  being  executed  and  delivered,  and  is  intended  to  be performed, in the State of Nevada, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of Nevada without giving effect to conflict of law principles.   This Agreement shall be deemed made and entered into in Carson City, State of Nevada, United States of America; however, it is intended to resolve all claims, known or unknown, between Sunpeaks and Holder in any jurisdiction.

IN WITNESS WHEREOF, the Parties have entered into this Agreement made and effective as of the date first hereinabove written.

Dated: February 13, 2012

Sunpeaks Ventures, Inc.

By: /s/ Scott Beaudette

Name: Scott Beaudette

Title: Chief Executive Officer

Dated: February 13, 2012

Whetu, Inc.

By: _____________________________

Name: ___________________________